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                                                                       EXHIBIT 9

April 21, 2003

Division of Investment Management
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Madam/Sir:

      Referring to this Registration Statement on behalf of Variable Account A (the "Account") and the Registration Statement on Form N-4 filed February 11, 2003 (the "Registration Statements") on behalf of the Account and having examined and being familiar with the Articles of Incorporation and By-Laws of American International Life Assurance Company of New York, the applicable resolutions relating to the Account and other pertinent records and documents, I am of the opinion that:

              1) American International Life Assurance Company of New York is a duly organized and existing stock life insurance company under the laws of the State of New York;

              2) the Account is a duly organized and existing separate account of American International Life Assurance Company of New York;

              3) the annuity contracts being registered by the Registration Statements will, upon sale thereof, be legally issued, fully paid and nonassessable, and, to the extent that they are construed to constitute debt securities, will be binding obligations of American International Life Assurance Company of New York, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

      I am licensed to practice only in the State of Texas, and the foregoing opinions are limited to the laws of the State of Texas, the general opinions are limited to the laws of the State of Texas, the general corporate law of the State of New York and federal law. I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statements on Form N-4 of the Account.

                                        Very truly yours,
                                        /s/ Lauren W. Jones
                                        Lauren W. Jones
                                        Assistant Secretary